                                                                EXHIBIT 10.2
                                                                ------------


                           THE LACLEDE GROUP, INC.
                            EQUITY INCENTIVE PLAN


                 NON-QUALIFIED STOCK OPTION AWARD AGREEMENT



         THIS AGREEMENT, made as of this 3rd day of November, 2004, between The Laclede Group, Inc. (the "Company") and <<First_Name>> <<LName>> (the "Participant").

         WHEREAS, the Company has adopted and maintains The Laclede Group, Inc. Equity Incentive Plan (the "Plan") to promote the interests of the Company and its stockholders by providing the Company's key employees with an appropriate incentive to encourage them to continue in the employ of the Company and its subsidiaries and to improve the growth and profitability of the Company;

         WHEREAS, the Plan provides for the Award to Participants in the Plan of Non-Qualified Stock Options to purchase shares of Common Stock of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the parties hereto hereby agree as follows:

         1. GRANT OF OPTIONS. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a NON-QUALIFIED STOCK OPTION (the "Option") with respect to
<<Grant>> (<<spelled_out>>) shares of Common Stock of the Company.

         2. GRANT DATE. The Grant Date of the Option hereby granted is November 3, 2004.

         3. INCORPORATION OF PLAN. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Administrator, shall govern. All capitalized terms used herein shall have the meaning given to such terms in the Plan.

         4. OPTION PRICE. The option price of each share underlying the Option hereby granted is $30.95.



         5. VESTING. The Option shall become vested and exercisable as follows:

                   ==================================================================================
                                               THE OPTION WILL BE EXERCISABLE FOR THE FOLLOWING
                                                    PERCENTAGE OF THE SHARES OF COMMON STOCK
                               ON                             UNDERLYING THE OPTION
                   ----------------------------------------------------------------------------------
                        November 4, 2005                                25%
                   ----------------------------------------------------------------------------------
                        November 7, 2006                                50%
                   ----------------------------------------------------------------------------------
                        November 6, 2007                                75%
                   ----------------------------------------------------------------------------------
                        November 4, 2008                               100%
                   ==================================================================================

Fractional shares shall be rounded down to the nearest whole share.

                  Notwithstanding the foregoing, unless the Administrator determines otherwise at a later date, if within two years following a Change in Control the Participant's employment is terminated by the Company or its subsidiary without Cause, any portion of the Option outstanding under this Agreement that has not yet become exercisable pursuant to the above schedule shall become vested and exercisable immediately as of the effective date of the termination of such Participant's employment.

         6. EXPIRATION DATE. Subject to the provisions of the Plan, with respect to the Option or any portion thereof which has not become exercisable, the Option shall expire on the date the Participant's employment with the Company and its subsidiaries is terminated for any reason, and with respect to any Option or any portion thereof which has become exercisable, the Option shall expire on the earlier of: (i) the commencement of business on the date the Participant's employment is terminated voluntarily by the Participant, for other than Retirement or Disability as defined below, or by the Company or subsidiary for Cause; (ii) 90 days after the date the Participant's employment is terminated for Disability or for any reason other than voluntary termination, Cause, death, or Retirement; (iii) 18 months after the date of the Participant's employment is terminated by reason of the Participant's death; (iv) three years after the date the Participant's employment is terminated by reason of Retirement; (v) the Participant's violation of the provisions of Section 12; or (vi) the 10th anniversary of the Grant Date.

                  For purposes of this Section 6, "Disability" means a physical and/or mental condition that renders a Participant unable to perform the duties of the Participant's position on a full-time basis for a period of 180 consecutive business days. Disability shall be deemed to exist when certified by a physician selected by the Company or its insurers. The Participant will submit to such examinations and tests as such physician deems necessary to make any such Disability determination. "Retirement" means the Participant's termination of employment with the Company and its subsidiaries on or after the Participant's attainment of age 55 and completion of five or more years of service with the Company and its subsidiaries.



         7. METHOD OF EXERCISE. The Option herein granted may be exercised (in whole or in part) at any time or from time to time after the right to exercise said Option arises and before termination of said right, by delivering to the Company or by sending by registered mail, postage prepaid, to the Company (a) a written request designating the number of shares of Common Stock to be purchased, signed by the Participant, or the purchaser acting under Section 9 hereof, and (b) payment to the Company of the full purchase price of the shares of Common Stock with respect to which the Option is exercised. As promptly as practicable after such exercise of the Option, the Company shall issue the shares of Common Stock to said Participant or purchaser, as the case may be. Payment may be made in either cash, or in the discretion of the Administrator, in shares of Common Stock of the Company then owned by the Participant, which shares must have been owned for at least six (6) months, or any combination of cash and shares of Common Stock of the Company. Shares of Common Stock of the Company shall be valued for purposes of such payment according to their Fair Market Value, as defined by the Equity Incentive Plan, on the date of exercise.

         8. DELIVERY OF SHARES. Upon the acquisition of any shares of Common Stock pursuant to the exercise of this Option, the Participant will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement. The certificates representing the shares of Common Stock purchased by exercise of this Option may be stamped or otherwise imprinted with a legend in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company may reflect stop-transfer instructions with respect to such share of Common Stock.

         9. LIMITATION ON TRANSFER. During the lifetime of the Participant, the Option shall be exercisable only by the Participant. The Option shall not be assignable or transferable other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant may request authorization from the Administrator to assign his rights with respect to the Option granted herein to a Permitted Transferee.

         10. RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Option Agreement shall confer on any individual any right to continue in the employ of the Company or a subsidiary or interfere with the right of the Company or a subsidiary to terminate the Participant's employment at any time.

         11. TAX WITHHOLDING. Subject to the next sentence, the Company shall not be required to issue or deliver any certificates for shares of Common Stock until the Participant pays to the Company in cash the amount necessary to enable the Company to remit to the appropriate government entity or entities on behalf of the Participant the amount required to be withheld from wages with respect to such transaction. The Participant may elect to have such withholding satisfied in whole or in part by a reduction of the number of shares otherwise deliverable, such reduction to be determined based on the Fair Market Value of the Common Stock on the date of such notice.

         12. NON-COMPETITION AND CONFIDENTIAL INFORMATION. Notwithstanding any provision of this Agreement to the contrary, all proceeds realized, or that could be realized on sale of the Shares by the Participant as a result of this Award, shall be payable to the Company by the Participant if, during the period beginning on the date hereof and ending eighteen months following the date the Participant's employment with the Company and its subsidiaries terminates, the Participant: (1) discloses Confidential Information, as defined below, to any person not employed by the Company or not engaged to render services to the Company; or (2) Engages in Competition, as defined below.

                  For purposes of this Section 12, "Confidential Information" means any confidential information obtained by the Participant while in the employ of the Company or a subsidiary, including, without limitation, any of the Company's or subsidiary's inventions, processes, methods of distribution, customers or trade secrets; provided, however, that this provision shall not preclude the Participant from use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the Company or subsidiary or from disclosure required by law or court order.

                  "Engage in Competition" means the Participant's direct or indirect hire, solicit to hire, or attempt to induce any employee of the Company or a subsidiary (who is an employee of the Company or a subsidiary as of the time of such hire or solicitation or attempt to hire) or any former employee of the Company or a subsidiary (who was employed by the Company or a subsidiary within the 12-month period immediately preceding the date of such hire or solicitation or attempt to hire) to leave the employment of the Company or a subsidiary.

         13. INTEGRATION. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

         14. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Missouri, without regard to the provisions governing conflict of laws.



         15. PARTICIPANT ACKNOWLEDGMENT. By accepting this Award, the Participant acknowledges receipt of a copy of the Plan, and acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this Agreement and the Option shall be final and conclusive. In addition, the Participant acknowledges that violation by the Participant of Section 12 of this Agreement will obligate the Participant to pay to the Company all proceeds realized or that could be realized by the Participant as a result of this Award.

                                   THE LACLEDE GROUP, INC.



                                   By:

                                   --------------------------------------------
                                   D. H. Yaeger

                                   Title:  Chairman of the Board, President and
                                           Chief Executive Officer




                                   --------------------------------------------
                                   <<First_Name>> <<LName>>